May 26, 1995




Securities and Exchange Commission
Operations Center
Mail Stop 0-7
6432 General Green Way
Alexandria, VA  22312


          Re:  Clark Equipment Company
               Amendment No. 2 to Schedule 13D
               CUSIP # 181396102

Gentlemen:

          Pursuant to Rule 902(g) of Regulation S-T, we enclose an electronic filing of our Amendment No. 2 to Schedule 13D to be filed on Clark Equipment Company.


                                        Sincerely,



                                        J. Hamilton Crawford, Jr.
                                        Senior Vice President
                                        and General Counsel



JHC/af
Enclosure(s)